EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VaxGen, Inc. 2001 Employee Stock Purchase Plan of our report dated January 28, 2001, with respect to the consolidated audited financial statements of VaxGen, Inc. for the year ended December 31, 2000, and included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


/s/ KPMG LLP
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KPMG LLP

Seattle, Washington
March 25, 2002